                                                 EXHIBIT 11.1

          DOSKOCIL COMPANIES INCORPORATED AND SUBSIDIARIES

            CALCULATION OF EARNINGS PER SHARE - UNAUDITED
       (Dollar amounts in thousands, except per share figures)

                                                  Three Months Ended
                                                 ___________________
                                                 April 2,    April 3,
                                                   1994        1993
                                                 ________    ________
Income (loss) before cumulative effect
 of change in accounting principal               $   (478)   $ (1,530)
Cumulative effect of change in accounting
 for postretirement benefits other than
 pensions                                            -        (34,426)
                                                 ________    ________
Net income (loss)                                $   (478)   $(35,956)
                                                 ========    ========

Primary earnings per share:

   Weighted average number of common
    shares outstanding                              7,921       6,115
   Common stock equivalents:
     Dilutive options and warrants                   -           -
                                                    _____       _____
   Weighted average number of common and
    common equivalent shares outstanding            7,921       6,115
                                                    =====       =====

   Income (loss) before cumulative effect
    of change in accounting principal              $(0.06)     $(0.25)
   Cumulative effect of change in accounting
    for postretirement benefits other than
    pensions                                         -          (5.63)
                                                   ______      ______
     Net income (loss) per share                   $(0.06)     $(5.88)
                                                   ======      ======

Fully diluted earnings per share:

   Weighted average number of common
    shares outstanding                              7,921       6,115
   Common stock equivalents:
     Dilutive options and warrants                   -           -
                                                    _____       _____
   Weighted average number of common and
    common equivalent shares outstanding            7,921       6,115
                                                    =====       =====
   Income (loss) before cumulative effect
    of change in accounting principal              $(0.06)     $(0.25)
   Cumulative effect of change in accounting
    for postretirement benefits other than
    pensions                                         -          (5.63)
                                                   ______      ______
     Net income (loss) per share                   $(0.06)     $(5.88)
                                                   ======      ======